UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2018 (May 2, 2018)

UBL Interactive, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54955	27-1077850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

China World Trade Center, Tower 1, Room 1825 Jianguomenwai Avenue, Beijing, China	100004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 010-65014177

20311 Chartwell Center Drive, STE 1469

Cornelius, North Carolina 28031

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Pursuant to a stock purchase agreement (the “Agreement”), by and between William R. Alessi, Jr. (the “Seller”) and Hero Grand Everbright International Limited (the “Purchaser”), on May 2, 2018, the Seller sold (i) 4,175,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of UBL Interactive, Inc. (the “Company”) and (ii)10,000,000 Class A Preferred Shares, par value $0.001 per share, each convertible to 1,000 shares of Common Stock of the Company (the “Preferred Shares”) , subject to certain adjustments, to the Purchaser in consideration for $375,000 in cash from corporate funds of the Purchaser (the “Transaction”). Following consummation of the Transaction, the Purchaser holds 99.6% of the voting securities of the Company, based on 10,041,998,104 shares outstanding as of the date hereof upon conversion of all Preferred Shares. The Transaction has resulted in a change in control of the Company from the Seller to the Purchaser.

Reference is made to the Company’s comprehensive annual report on Form 10-K for the fiscal years ended September 30, 2017, 2016 and 2015; and for the periods ended December 31, 2017, 2016 and 2015, March 31, 2016 and 2017; and June 30, 2016 and 2017; and its amendment, filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2018 and February 27, 2018, respectively, for such information reflecting the Company and its securities that would be required if the Company was filing a general form for registration of securities on Form 10 under the Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Transaction, William R. Alessi, Jr., the sole officer and director of the Company, resigned from all of his officer positions with the Company, including Chief Executive Officer, President, and Chief Financial Officer, effective immediately upon the consummation of the Transaction but will remain a director of the Company, until ten (10) days following the date on which the Company files a Schedule 14F-1 with the SEC and the mailing of same to the holders of record of the Company, in connection with the Transaction.

Ling Gui was appointed as the Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of the Company, effective immediately upon the consummation of the Transaction. Ms. Gui, 56, has been the President of Hidetaka Nano Technology Corporation since 2017. Prior to that, she was the financial director of Shenzhen Energy Holding Co., Ltd. from 2010 to 2016. She was the officer manager of Chaozhou Xinshidai Hospital from 2008 to 2010 and Southern Mechanical Construction Corporation, Changsha Branch from 2004 to 2008. Ms. Gui graduated Wuhan Employee Medical School. She started her career as an obstetrician at Huangmei County Chinese Medicine Hospital, where she worked from 1982 to 2004.

Ms. Gui is not currently compensated for serving in any of her positions as an officer or director of the Company. There is no family relationship among any of our directors or executive officers. There have been no transactions regarding Ms. Gui that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBL Interactive, Inc.

Dated: May 8, 2018	By:	/s/ Ling Gui
	Name:	Ling Gui
	Title:	Chief Executive Officer and Chief Financial Officer

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